EXHIBIT 10.4

EXHIBIT F

FORM OF SECURITYHOLDER
AND
REGISTRATION RIGHTS AGREEMENT

SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT

Dated as of [_________],

by and between

FORD MOTOR COMPANY

and

FORD-UAW HOLDING LLC

Section 7.10	Remedies	35
Section 7.11	GOVERNING LAW; FORUM SELECTION	35
Section 7.12	WAIVER OF JURY TRIAL	35
Section 7.13	Severability	35
Section 7.14	Acknowledgments	35

SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT

This Securityholder and Registration Rights Agreement (this “Agreement”) is entered into as of [________], by and between Ford Motor Company, a Delaware corporation (the “Company”), and Ford-UAW Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company ("Initial Holder").

WHEREAS, under the Settlement Agreement (defined below), the Company and the UAW have agreed that responsibility for providing retiree health care benefits for current and former UAW-represented employees of the Company will be permanently shifted from the Company to a new retiree plan funded by a new independent Voluntary Employee Benefit Association Trust ("VEBA");

WHEREAS, the Initial Holder was established by the Company pursuant to the MOU for the purpose of holding certain assets, including the Notes (as defined below), required to be transferred by the Company to the VEBA;

 WHEREAS, the Company has contributed to the Initial Holder $3,334,000000 aggregate principal amount of 5.75% Senior Convertible Notes due 2013 issued by the Company (the “Notes”), convertible under the terms thereof into common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, in connection with the foregoing, the parties hereto wish to enter into this Agreement to govern the rights and obligations of the parties with respect to registration rights and certain other matters relating to the Notes and the shares of Common Stock that are issuable, or issued, as the case may be, upon conversion thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1   Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Company’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls or is Controlled by or is under common Control with such Person.  For the avoidance of doubt, the UAW and its Affiliates shall be deemed to be Affiliates of the VEBA.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficial Owner” or “Beneficially Own” have the meanings given to such terms in Rule 13d-3 of the Exchange Act, except that a Person shall also be deemed to beneficially own all shares of Voting Securities with respect to which such Person has the right or option to acquire (through agreement, purchase, exchange, conversion or otherwise) beneficial ownership or the power to vote.  For the avoidance of doubt, any holder of the Notes shall be deemed to beneficially own all of the Conversion Shares issuable upon conversion thereof.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract, pursuant to a voting trust or otherwise.  “Controlling” and “Controlled” have the correlative meanings.

“Conversion Shares” means the shares of Common Stock that are issued or issuable, as the case may be, from time to time upon conversion of the Notes in accordance with the terms thereof, together with any securities issued or issuable in respect thereof in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof.  For all purposes under this Agreement, any determination of the number of shares of Common Stock that are issuable upon conversion of, or underlying, the Notes shall be made as if (i) the holder of the Notes then has the right to convert the Notes and (ii) any such conversion of the Notes will be settled in accordance with the terms thereof entirely in shares of Common Stock and not in cash (except for the payment of cash in lieu of fractional shares of Common Stock).  For avoidance of doubt, the immediately preceding sentence shall not alter or limit in any way the rights or obligations of the Holder or the Company under the terms of the Notes, including with respect to settlement in cash upon conversion of the Notes.

“Demand Notice” shall have the meaning set forth in Section 5.2(a).

“Demand Registration” shall have the meaning set forth in Section 5.2(a).

“Demand Registration Statement” shall have the meaning set forth in Section 5.2(b).

“Elected Securities” shall have the meaning set forth in Section 3.2(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Governing Instruments” has the meaning given to such term in Section 2.1(j).

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.

“Hedging Activities” shall have the meaning set forth in Section 2.2(b).

“Holder” means the Initial Holder, any permitted assignee hereof as contemplated in Section 7.1(iii), and, in the event of an assignment hereof in connection with the Transfer of the Registrable Securities to the VEBA as contemplated in Section 7.1(ii), the VEBA and/or the trustee of the VEBA, as appropriate.  References to the "Holder" in this Agreement shall be deemed to include all Holders in the aggregate and not to each individual Holder.

“Indemnitee” shall have the meaning set forth in Section 6.1.

“Indemnitor” shall have the meaning set forth in Section 6.3(a).

“Indenture” means the Indenture, dated as of January 30, 2002, between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as Trustee, as amended and supplemented from time to time, including as supplemented by the Second Supplemental Indenture, dated as of __________________, 2008 (the “Supplemental Indenture”), between the Company and the Trustee.

“Initial Holder” shall have the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to an offer of the Registrable Securities.

“Law” means any applicable United States or non-United States federal, provincial, state or local statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.

“Losses” shall have the meaning set forth in Section 6.1.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States of America; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States of America or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any material adverse change in the Company’s business, condition (financial or otherwise) or prospects.

“Negotiated Transaction” shall have the meaning set forth in Section 2.2(a)(ii).

“Nominee” shall have the meaning set forth in Section 4.2.

“Notes” shall have the meaning set forth in the Recitals.

“Offered Securities” shall have the meaning set forth in Section 3.1.

“Offer Notice” shall have the meaning set forth in Section 3.1.

“Offer Price” shall have the meaning set forth in Section 3.2(a).

“Option Exercise Notice” shall have the meaning set forth in Section 3.2(a).

“Option Period” shall have the meaning set forth in Section 3.2(a).

“Other Securities” means any Notes, Common Stock or other securities of the Company held by a third party which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by Section 5.3.

“Owned Shares” shall have the meaning set forth in Section 4.1.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any Governmental Entity.

“Piggyback Notice” shall have the meaning set forth in Section 5.3(a).

“Piggyback Registration” shall have the meaning set forth in Section 5.3(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Proxy” or “Proxies” has the meaning given to such term in Rule 14a-1 of the Exchange Act.

“Registrable Securities” means the Notes and the Conversion Shares.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been Transferred by a Holder to a party other than a Holder in accordance with all applicable provisions of this Agreement.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financial advisors or other Person acting on behalf of such Person.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Rule 144A” means Rule 144A under the Securities Act or any successor rule thereto.

“Rule 144 Sale” shall have the meaning set forth in Section 2.2(a)(iii).

“Rule 144A Sale” shall have the meaning set forth in Section 2.2(a)(iv).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Settlement Agreement” means the Settlement Agreement, dated March [__], 2008 (as amended, supplemented, replaced or otherwise altered from time to time), between the Company, the UAW, and certain class representatives, on behalf of the class of plaintiffs in (1) the class action of [Int’l Union, UAW, et al. v. Ford Motor Company, Civil Action No. 07-14845 (E.D. Mich. filed Nov. 9, 2007), and/or (2) the class action of Int’l Union, UAW, et al. v. Ford Motor Company, Civil Action No. 05-74730, (E.D. Mich. [July 13], 2006, aff’d, (6th Cir. 2007)].

“Share Limitation” means that the underwriter selected by the Company of any underwritten public offering advises the Company in writing that in its opinion the number or dollar amount of securities requested to be included in such offering (whether by the Holder, the Company or any other holders thereof permitted (by contractual agreement with the Company or otherwise) to include such securities in such offering) exceeds the number or dollar amount of securities which can be sold in such offering without adversely affecting the price, timing, distribution or marketability of the offering.

“Shelf Offering” shall have the meaning set forth in Section 5.1(c).

“Shelf Period” shall have the meaning set forth in Section 5.1(b).

“Shelf Registration Statement” means (i) a Registration Statement of the Company on Form S-3 (or any successor form or other appropriate form under the Securities Act) filed with the SEC or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) filed with the SEC, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.

“Shelf Take-Down Notice” shall have the meaning set forth in Section 5.1(c).

“Solicitation” has the meaning given to such term in Rule 14a-1 of the Exchange Act.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the shares of the voting securities or other voting interests are owned or Controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hedge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, hedge,  encumbrance, hypothecation or similar disposition.

“Transfer Date” means the date on which the Notes are first transferred from the Initial Holder to the VEBA or the date on which the Company's ownership interest in the Initial Holder is transferred to the VEBA.

“Trustee” shall have the meaning set forth in the Preamble.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

“VEBA” shall have the meaning set forth in the Preamble.

“Voting Securities” means securities of the Company, including the Common Stock, with the power to vote with respect to the election of directors of the Company generally and all securities (including the outstanding Notes) convertible into or exchangeable for securities of the Company with the power to vote with respect to the election of directors of the Company generally.

Section 1.2   Terms Generally.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs or clauses shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, this Agreement, unless the context requires otherwise.  Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
CERTAIN COVENANTS AND RESTRICTIONS

Section 2.1   Standstill.  The Holder shall not, and shall cause its Affiliates not to, during the term of this Agreement, directly or indirectly, alone or in concert with others, without the prior written consent of the Board, take any of the actions set forth below (or take any action that would require the Company to make any public announcement regarding any of the following):

(a)           acquire, announce an intention to acquire, offer or propose to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Voting Securities other than the acquisition of Notes on the Transfer Date and the acquisition of Conversion Shares upon conversion thereof by the Holder;

(b)           make, or in any way participate in, any Solicitation of Proxies to vote any Voting Securities or of any written consent to corporate action from any holders of Voting Securities, seek to advise, assist, instigate, encourage or influence any Person with respect to the voting of any Voting Securities, initiate or propose any stockholder proposal or induce or attempt to induce any other Person to initiate any stockholder proposal;

(c)           make any statement or proposal, whether written or oral, to the Board, or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of any asset or assets of the Company that individually or collectively are material to the Company, recapitalization, extraordinary dividend, share repurchase, liquidation or other extraordinary corporate transaction involving the Company or any other transaction which could result in a change of control of the Company, or solicit or encourage any other Person to make any such statement, proposal or announcement;

(d)           form, join or in any way participate in a Group with respect to any Voting Securities of the Company;

(e)           deposit any Voting Securities into a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities other than as expressly contemplated by this Agreement;

(f)           call, request the calling of, or otherwise seek to assist in the calling of, a special meeting of the stockholders of the Company;

(g)           participate in any meeting of the stockholders or execute any written consent to corporate action with respect to the Company, except in accordance with this Agreement;

(h)           seek to place a representative on the Board or seek the removal of any member of the Board;

(i)            act alone or in concert with others to seek to Control or influence in any manner the management, the Board or the policies of the Company or any of its Affiliates;

(j)            make a request (public or otherwise) to the Company (or its directors, officers, stockholders, employees or agents) to amend or waive this Section 2.1 or the Restated Certificate of Incorporation or Bylaws of the Company (collectively, the “Governing Instruments”), including any request (public or otherwise) to permit the Holder or its Affiliates, or any other Person, to take any action in respect of the matters referred to in this Section 2.1;

(k)           publicly disclose any intention, plan or arrangement inconsistent with this Section 2.1; or

(l)            advise, assist, instigate, encourage or influence any other Person to do any of the foregoing.

The foregoing provisions shall not prohibit the Holder from:

(i)           acquiring any interest in any fund or collective investment vehicle that owns Voting Securities (so long as (x) such acquisition is not undertaken for the purpose of avoiding this Section 2.1, (y) Voting Securities comprise no more than 5% of the net asset value of such fund or investment vehicle and (z) neither the UAW, the Holder nor any of their respective Affiliates possesses the right, power or ability to Control such fund or collective investment vehicle or its manager);

(ii)          engaging in Hedging Activities to the extent permissible under Section 2.2; or

(iii)         subject to Section 2.2, tendering into any tender or exchange offer as seller.

Furthermore, the foregoing provisions shall not prohibit the UAW from (i) engaging in collective bargaining activities with respect to the Company in connection with the UAW’s representation of its members, (ii) administering or enforcing its rights under any collective bargaining agreement or other agreement or arrangement with the Company or (iii) communicating with the UAW’s members regarding such actions or activities (so long as such actions or activities under clauses (i), (ii) and (iii) are not undertaken for the purpose of avoiding this Section 2.1).

Section 2.2   Transfer Restrictions.

(a)           Except for a Transfer of Registrable Securities from the Initial Holder to the VEBA, the Holder shall not make any Transfer of any Registrable Securities other than pursuant to any one or more of the following transactions (provided that the Holder has also first complied with the terms and conditions contained in Article III hereof in connection with such proposed Transfer, and subject to the limitations set forth in this Section 2.2 and in any restrictive legends on the Holder’s Note or Common Stock certificates):

(i)           a Transfer pursuant to a Shelf Offering, Demand Registration or Piggyback Registration in each case in accordance with Article V;

(ii)          a Transfer pursuant to a privately negotiated transaction or series of related transactions effected on the same date and at the same price per share or Note with one or more transferees (a “Negotiated Transaction”);

(iii)         a Transfer pursuant to Rule 144 (a “Rule 144 Sale”);

(iv)         a Transfer pursuant to Rule 144A (a “Rule 144A Sale”);

(v)          a Transfer to the Company or a wholly-owned direct or indirect Subsidiary of the Company pursuant to a self-tender offer or otherwise;

(vi)          Transfer pursuant to a merger or consolidation in which the Company or a wholly-owned direct or indirect Subsidiary of the Company is a constituent corporation; and

(vii)         a Transfer by tendering any or all of the Registrable Securities into an exchange offer, a tender offer or a request or invitation for tenders (as such terms are used in Sections 14(d) or 14(e) of the Exchange Act and the rules and regulations of the SEC thereunder) for Common Stock if the tender offer has been recommended, and such recommendation has not been withdrawn, by a committee of the Board consisting solely of members of the Board (x) who are not officers or employees of the Company, (y) who are not representatives, nominees or Affiliates of the UAW or the Holder and (z) who are not representatives, nominees or Affiliates of the bidder (as defined in Rule 14d-1(e) under the Exchange Act) making such tender offer.

Notwithstanding anything to the contrary in this Section 2.2 (a), no Transfer of a Registrable Security, other than from the Initial Holder to the VEBA, shall be made prior to the later of January 1, 2010 or the Transfer Date without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(b)           The Holder may not (i) acquire any securities convertible into or exercisable for the Notes or Common Stock or any securities the value of which is derived from, or determined by reference to, the Notes or Common Stock or (ii) acquire, establish or enter into any derivative contract or arrangement the value of which is derived from, or determined by reference to, the Notes or Common Stock, except for actions under clause (i) or (ii) that are solely for the purpose of hedging (and that do not have the effect of increasing) the Holder’s investment in the Notes or the Conversion Shares (such activities being referred to as “Hedging Activities”) and subject to the other limitations set forth in this Agreement.

(c)           Notwithstanding any provisions of this Agreement to the contrary:

(i)           the aggregate number of (w) Conversion Shares that are Transferred by the Holder pursuant to one or more Rule 144 Sales and Rule 144A Sales, (x) Conversion Shares underlying the principal amount of Notes that are Transferred by the Holder pursuant to one or more Rule 144 Sales and Rule 144A Sales, (y) Conversion Shares Transferred in connection with one or more Hedging Activities and (z) Conversion Shares underlying the principal amount of Notes Transferred in connection with one or more Hedging Activities shall not exceed 100 million Conversion Shares in any 3-month period; and

(ii)           the aggregate number of (w) Conversion Shares that are Transferred by the Holder pursuant to one or more Shelf Offerings, Demand Registrations, Rule 144 Sales and Rule 144A Sales, (x) Conversion Shares underlying the principal amount of Notes that are Transferred by the Holder pursuant to one or more Shelf Offerings, Demand Registrations, Rule 144 Sales and Rule 144A Sales, (y) Conversion Shares Transferred in connection with one or more Hedging Activities and (z) Conversion Shares underlying the principal amount of Notes Transferred in connection with one or more Hedging Activities shall not exceed 200 million Conversion Shares in any 12-month period.

(d)           Notwithstanding any provisions of this Agreement to the contrary, the Holder shall not make a Transfer of any Registrable Securities to (i) any one Person or Group (whether such Person or Group is buying for its own account or as a fiduciary on behalf of one or more accounts) of more than 2% of the Common Stock then outstanding (it being understood that the Transfer of any principal amount of the Notes shall be deemed for these purposes to be the Transfer of the underlying Conversion Shares) or (ii) any one Person or Group if such Person or Group is then required to file, or has filed, or as a result of such Transfer will be required to file (to the knowledge of the Holder after reasonable inquiry) a statement on Schedule 13D under the Exchange Act (or any successor thereto) with respect to the Common Stock and such Person or Group intends, or has expressly reserved the right, to exert Control or influence over the Company (to the knowledge of the Holder after reasonable inquiry).

(e)           If the Registrable Securities subject to any Transfer are not to be registered under the Securities Act, the Holder shall, prior to effecting such Transfer, cause each transferee in such Transfer to represent and warrant to, and covenant and agree with, the Holder and the Company in writing that (i) such transferee is acquiring such Registrable Securities for its own account, or for one or more accounts, as to each of which such transferee exercises sole investment discretion, for investment purposes only and not with a view to, or for resale in connection with, any distribution (within the meaning of the Securities Act) and (ii) such transferee does not constitute an underwriter (within the meaning of the Securities Act) with respect to the acquisition of such Registrable Securities from the Holder.  The parties hereto agree that the representations, warranties and covenants referred to in the immediately preceding sentence shall not be required from any transferee who receives Registrable Securities pursuant to a sale in compliance with Rule 144.

(f)           Prior to making any Transfer of Registrable Securities pursuant to Section 2.2(a)(iii), the Holder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such Transfer may be made without registration under the Securities Act in reliance upon Rule 144.

(g)           No Transfer of Registrable Securities in violation of this Agreement, including Article III hereof, or in violation of any restrictive legends on the Holder’s Note or Common Stock certificates shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

(h)           Upon completion of any Transfer of any Registrable Securities or the entering into or execution of any Hedging Activities by or on behalf of the Holder, the Holder shall notify the Company in writing of (i) the principal amount of Notes and the number of Conversion Shares so Transferred and (ii) the principal amount of Notes and the number of Conversion Shares so Transferred pursuant to such Hedging Activities.

Section 2.3            Certificate Legends; Holder Representations».

(a)           The Holder acknowledges and agrees that each certificate representing the Holder’s Notes and Conversion Shares shall conspicuously bear legends in accordance with the Indenture.

(b)           The Holder covenants and agrees that it will cooperate with the Company and take all action necessary to ensure that each certificate representing the Holder’s Notes and Conversion Shares shall conspicuously bear legends, respectively, in substantially the following forms:

THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF THESE NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [_________], BY AND BETWEEN FORD MOTOR COMPANY AND FORD-UAW HOLDINGS LLC.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [_________], BY AND BETWEEN FORD MOTOR COMPANY AND FORD-UAW HOLDINGS LLC.   COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED PRIOR TO OCTOBER 1, 2012 EXCEPT UNDER ONE OF THE FOLLOWING CIRCUMSTANCES: (1) THE COMPANY PROVIDES AN IRREVOCABLE NOTICE OF REDEMPTION PURSUANT TO SECTION 4.01 OF THE SECOND SUPPLEMENTAL INDENTURE DATED AS OF JANUARY 1, 2008, BETWEEN FORD MOTOR COMPANY AND THE BANK OF NEW YORK (AS SUCCESSOR TRUSTEE TO JPMORGAN CHASE BANK), AS TRUSTEE OR (2) IN ANY CALENDAR QUARTER, THE CLOSING MARKET PRICE OF FORD COMMON STOCK IS EQUAL TO OR GREATER THAN 120% OF THE THEN CURRENT CONVERSION PRICE (INITIALLY $11.04 PER SHARE) FOR AT LEAST 20 TRADING DAYS OF THE LAST 30 CONSECUTIVE TRADING DAYS IN THE PRECEDING CALENDAR QUARTER.

(c)           The Holder represents and warrants that it, together with its investment managers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Registrable Securities.  The Holder understands and acknowledges that the Registrable Securities have not been registered under the Securities Act or any state securities law and that the Registrable Securities may not be the subject of any Transfer except as expressly permitted by this Agreement.

ARTICLE III
RIGHT OF FIRST OFFER

Section 3.1    Offer Notice.  If at any time the Holder proposes to Transfer Registrable Securities pursuant to Section 2.2(a)(i), (ii), (iii) or (iv), the Holder shall promptly give the Company written notice of such intention to make the Transfer (the “Offer Notice”).  The Offer Notice shall include (i) a description of the Registrable Securities proposed to be Transferred, (ii) the proposed method of distribution therefor and (iii) the number of such Registrable Securities proposed to be Transferred (the “Offered Securities”).

Section 3.2    Company’s Right of First Offer.

(a)           The Company shall have an option for a period of ten (10) days from delivery of the Offer Notice (the “Option Period”) to elect to offer to purchase all or any portion of the Offered Securities.  The Company may exercise such election option by notifying the Holder in writing before expiration of the Option Period (the “Option Exercise Notice”) as to (i) the number of such Offered Securities that it wishes to purchase (the “Elected Securities”), (ii) the per share or per Note cash purchase price that it proposes to pay the Holder for such Elected Securities (the “Offer Price”) and (iii) the material terms and conditions upon which the proposed purchase would be made.  The Option Exercise Notice shall constitute an offer to purchase the number of Elected Securities indicated in the Option Exercise Notice from the Holder at the cash Offer Price and on the other terms and conditions set forth in the Option Exercise Notice.  The Holder shall have ten (10) days to accept, in writing, in whole and not in part, the offer (if any) made by the Company in the Option Exercise Notice.

(b)           If the Holder does not accept the Company’s offer, the Holder shall be entitled to Transfer all or any portion of the Offered Securities, subject to the other terms of this Agreement (including Section 2.2 and Section 5.5(a)), to a purchaser or purchasers on terms and conditions that are not less favorable to the Holder than those set forth in the Option Exercise Notice (and that are no more favorable to the purchaser or purchasers) in the Holder’s reasonable judgment; provided, that such Transfer of all or any portion of the Offered Securities to the purchaser or purchasers is completed within one hundred twenty (120) days after delivery of the Offer Notice to the Company.  If at the end of the one hundred twenty (120) day period, the Holder has not completed the Transfer of the Offered Securities, the Holder shall no longer be permitted to Transfer any of such Offered Securities without again fully complying with the provisions of this Article III.

(c)           If the Company (x) does not deliver an Option Exercise Notice to the Holder before the expiration of the Option Period, or (y) elects to offer to purchase less than all of such Offered Securities, the Holder shall be entitled to Transfer (1) all or any portion of the Offered Securities (in the case of clause (x) above), or (2) any portion of the Offered Securities that do not constitute Elected Securities (in the case of clause (y) above), in each case subject to the other terms of this Agreement (including Section 2.2 and Section 5.5(a)), to a purchaser or purchasers on any terms and conditions; provided, that such Transfer of the Offered Securities to the purchaser or purchasers is completed within one hundred twenty (120) days after delivery of the Offer Notice to the Company.  If at the end of the one hundred twenty (120) day period, the Holder has not completed the Transfer of the Offered Securities, the Holder shall no longer be permitted to Transfer any of such Offered Securities without again fully complying with the provisions of this Article III.

Section 3.3    Payment. If the Holder accepts in whole within ten (10) days any offer made by the Company in the Option Exercise Notice, then payment by the Company for the Elected Securities shall be made in cash by check or wire transfer at a time and place agreed upon between the parties, which shall be no later than sixty (60) days after delivery to the Company of the Offer Notice; provided, however, that in the event the Company is unable to effectuate such closing due to legal and/or contractual prohibitions applicable to the Company or the transaction, the Company shall have the right to extend such deadline for the closing for up to an additional thirty (30) days.  For the avoidance of doubt, any obligation of the Company to effectuate such closing with respect to the Elected Securities shall be subject to the terms and conditions set forth in the Option Exercise Notice.

Section 3.4    Assignment of Right of First Offer.  Notwithstanding any provision in this Agreement to the contrary, the Company may assign its rights and obligations under this Article III to any Person without the consent of the Holder; provided, that the Company shall be liable to the Holder for any breach of, or failure to comply with, this Article III by any such assignee.

ARTICLE IV
VOTING AGREEMENT

Section 4.1    Agreement to Vote.  The Holder irrevocably and unconditionally hereby agrees that from and after the date hereof until the date of termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, the Holder will (i) appear at such meeting or otherwise cause any and all issued Conversion Shares held or beneficially owned by the Holder to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by written consent, if applicable) such issued Conversion Shares held or beneficially owned by the Holder as of the relevant time (“Owned Shares”) on each matter presented to the stockholders of the Company as follows:

(a)           In the case of any proposed amendments to, or restatements of, the Governing Instruments that are proposed by the Company to (x) facilitate the transactions contemplated by this Agreement or (y) to bring the Governing Instruments into conformity with this Agreement, in either case as may be determined by the Board in its discretion, “for” such proposal; and

(b)           In the case of any other matter presented to the stockholders of the Company, in the same proportionate manner (either “for,” “against,” “withheld” or otherwise) as (x) in the case of proposed stockholder action at a meeting of the Company’s stockholders, the holders of Common Stock (other than the Holder and its Affiliates) that were present and entitled to vote on such matter voted in connection with each such matter and (y) in the case of proposed stockholder action by written consent, all the holders of Common Stock (other than the Holder and its Affiliates) that consented or did not consent in connection with each such matter.

Section 4.2    Irrevocable Proxy.  The Holder hereby revokes any and all previous proxies granted with respect to its Owned Shares.  Subject to the last two sentences of this Section 4.2, upon the request of the Company and subject to applicable law, the Holder shall, or shall use its reasonable best efforts to cause any Person serving as the nominee (the “Nominee”) of the Holder with respect to its Owned Shares to, irrevocably appoint the Company or its designee as the Holder’s proxy to vote (or cause to be voted) its Owned Shares in accordance with Section 4.1 hereof.  Such proxy shall be irrevocable and coupled with an interest and shall be granted in consideration of the Company entering into this Agreement and the other arrangements covered by the Settlement Agreement.  In the event that any Nominee for any reason fails to irrevocably appoint the Company or its designee as the Holder’s proxy in accordance with this Section 4.2, the Holder shall cause such Nominee to vote its Owned Shares in accordance with Section 4.1 hereof.  In the event that the Holder or any Nominee fails for any reason to vote its Owned Shares in accordance with the requirements of Section 4.1 hereof, then the Company or its designee shall have the right to vote the Holder’s Owned Shares in accordance with Section 4.1.  Subject to applicable law, the vote of the Company or its designee shall control in any conflict between the vote by the Company or its designee of the Holder’s Owned Shares and a vote by the Holder (or any Nominee on behalf of the Holder) of its Owned Shares.  Notwithstanding the foregoing, the proxy granted by the Holder and/or any Nominee shall be automatically revoked upon termination of this Agreement in accordance with its terms.

Section 4.3    Inconsistent Voting Agreements.  The Holder hereby agrees that the Holder shall not enter into any agreement, contract or understanding with any Person prior to the termination of this Agreement directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Holder’s Owned Shares in any manner which is inconsistent with this Agreement.

ARTICLE V
REGISTRATION RIGHTS

Section 5.1    Shelf Registration.

(a)           Subject to Section 5.4, as promptly as practicable after the date hereof, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities held by the Holder from time to time in accordance with the methods of distribution elected by the Holder and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)           Subject to Section 5.4, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Holder until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which the Holder is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).  The Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Holder not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement, unless such action or omission is required by applicable law.  The Company shall use its reasonable best efforts to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not to become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the Shelf Period.

(c)           At any time that a Shelf Registration Statement covering Registrable Securities pursuant to this Section 5.1 is effective, if the Holder delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that the Holder intends to effect an offering of all or part of the Registrable Securities included by the Holder on the Shelf Registration Statement (a “Shelf Offering”) and stating the number or dollar amount of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Offering as contemplated by the Shelf Take-Down Notice (taking into account, in the case of any underwritten public Shelf Offering, the inclusion of Other Securities by any other holders).

(d)           The number of Shelf Offerings (together with any Demand Registrations) in any 12-month period shall not exceed one, and the Holder shall not be entitled to initiate a Shelf Offering unless the Holder has requested to offer at least the lesser of (A) 50 million Conversion Shares (inclusive of Conversion Shares underlying any principal amount of the Notes requested to offer) or (B) Registrable Securities having a fair market value (based (i) in the case of any Conversion Shares included in the request, upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Shelf Take-Down Notice to the Company, and (ii) in the case of any principal amount of the Notes included in the request, upon the value of the underlying Conversion Shares based upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Shelf Take-Down Notice to the Company) of $500 million in such Shelf Offering.

(e)           The Holder may withdraw its Registrable Securities from a Shelf Offering at any time by providing the Company with written notice.  Upon receipt of such written notice, the Company shall cease all efforts to secure registration; provided, however, such registration shall nonetheless be deemed a Shelf Offering for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Holder at the time of the Shelf-Take Down Notice, (ii) the withdrawal is made because the registration would require the Company to make an Adverse Disclosure or (iii) the Holder has paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in the preparation, filing and processing of the withdrawn registration.

(f)           The Company shall, from time to time, supplement and amend the Shelf Registration Statement if required by the Securities Act, including the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(g)           If an underwritten public Shelf Offering is subject to a Share Limitation, then there shall be included in such offering the number or dollar amount of Registrable Securities requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the underwriter selected by the Company can be sold without adversely affecting the price, timing, distribution or marketability of such offering, and such number or dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the number of securities of the Company owned by each such holder.

(h)           In connection with an underwritten public Shelf Offering, the Holder shall have the right to select a nationally recognized underwriter as the lead or managing underwriter and the Company shall have the right to select a nationally recognized underwriter as the co-manager of such underwritten public Shelf Offering, in each case, who shall be reasonably acceptable to the other party.  In connection with any such underwritten public Shelf Offering, the Holder and the Company agree that they will each enter into a customary underwriting agreement with the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten Shelf Offering, and any such indemnity shall be limited in amount to the net proceeds of such Shelf Offering actually received by the Holder).  The Holder and the Company agree that (i) an equivalent number or dollar amount of Registrable Securities shall be sold through the lead or managing underwriter selected by the Holder and the underwriter selected by the Company in any underwritten public Shelf Offering and (ii) all decisions regarding whether a Share Limitation is necessary shall be made in the sole discretion of the underwriter selected by the Company.

Section 5.2    Demand Registrations.

(a)           If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 5.1, the Holder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Holder and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that (i) the number of Demand Registrations (together with any Shelf Offerings) in any 12-month period shall not exceed one and (ii) the Company shall not be required to register the Registrable Securities requested by the Demand Notice unless the Holder has requested to offer at least the lesser of (A) 50 million Conversion Shares (inclusive of Conversion Shares underlying any principal amount of the Notes requested to offer) or (B) Registrable Securities having a fair market value (based (i) in the case of any Conversion Shares included in the request, upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Demand Notice to the Company, and (ii) in the case of any principal amount of the Notes included in the request, upon the value of the underlying Conversion Shares based upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Demand Notice to the Company) of $500 million in such Demand Registration.  The Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.

(b)           Subject to Section 5.4, following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holder (and any Other Securities requested to be included therein by the holders thereof) in accordance with the methods of distribution elected by the Holder in the Demand Notice (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(c)           The Holder may withdraw its Registrable Securities from a Demand Registration at any time by providing the Company with written notice.  Upon receipt of such written notice, the Company shall cease all efforts to secure registration; provided, however, such registration shall nonetheless be deemed a Demand Registration for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Holder at the time of the Demand Notice, (ii) the withdrawal is made because the registration would require the Company to make an Adverse Disclosure or (iii) the Holder has paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in the preparation, filing and processing of the withdrawn registration.

(d)           If any of the Registrable Securities to be registered pursuant to a Demand Registration Statement are to be sold in an underwritten public offering, and such offering is subject to a Share Limitation, then there shall be included in such offering the number or dollar amount of Registrable Securities of the same class requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the underwriter selected by the Company can be sold without adversely affecting the price, timing, distribution or marketability of such offering, and such number or dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the number of such securities of the Company owned by each such holder.

(e)           In connection with an underwritten public offering pursuant to a Demand Registration, the Holder shall have the right to select a nationally recognized underwriter as the lead or managing underwriter and the Company shall have the right to select a nationally recognized underwriter as the co-manager of such underwritten public offering, in each case, who shall be reasonably acceptable to the other party.  In connection with any such underwritten public offering, the Holder and the Company agree that they will each enter into a customary underwriting agreement with the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten public offering pursuant to a Demand Registration, and any such indemnity shall be limited in amount to the net proceeds of such underwritten public offering pursuant to a Demand Registration actually received by the Holder).  The Holder and the Company agree that (i) an equivalent number or dollar amount of Registrable Securities shall be sold through the lead or managing underwriter selected by the Holder and the underwriter selected by the Company in any underwritten public offering pursuant to a Demand Registration and (ii) all decisions regarding whether a Share Limitation is necessary shall be made in the sole discretion of the underwriter selected by the Company.

Section 5.3    Piggyback Registration.

(a)           If the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account (other than (i) a registration statement filed pursuant to Section 5.1, (ii) a registration statement filed pursuant to Section 5.2, (iii) a registration statement on Form S-4 or S-8 or any successors thereto, (iv) a registration statement covering securities convertible into or exercisable or exchangeable for Common Stock (other than Registrable Securities) or (v) a registration statement covering an offering of securities solely to the Company’s existing stockholders or otherwise in connection with any offer to exchange securities), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holder.  The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 5.3, “Registrable Securities” shall be deemed to mean solely securities of the same type as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”).  Subject to Section 5.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the Holder.  The Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time up to the pricing date.

(b)           If any of the shares of Common Stock to be registered pursuant to the registration giving rise to the Holder’s rights under this Section 5.3 are to be sold in an underwritten public offering, the Holder shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other Registrable Securities, if any, of the Company included therein; provided, that if such offering is subject to a Share Limitation, then there shall be included in such offering: (i) first, the number or dollar amount of securities the Company proposes to sell and (ii) second, the number or dollar amount of Registrable Securities requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the underwriter selected by the Company can be sold without adversely affecting the price, timing, distribution or marketability of such offering, and such number or dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the number of such securities of the Company owned by each such holder.

(c)           The Company may select the lead underwriter and co-manager or co-managers to administer any offering of Registrable Securities pursuant to a Piggyback Registration; provided, however, that if the Holder’s Registrable Securities that are expected to be included in any such offering constitute, in the Company’s reasonable judgment, at least 25% of the shares of Common Stock expected to be Transferred in such offering, the Holder shall have the right to appoint one co-manager (reasonably acceptable to the Company) for such offering, who shall participate in such offering on the same terms as the co-managers appointed by the Company.  In connection with any underwritten public offering pursuant to a Piggyback Registration, the Holder agrees to enter into a customary underwriting agreement with the Company and the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such Piggyback Registration, and any such indemnity shall be limited in amount to the net proceeds of such Piggyback Registration actually received by the Holder).

(d)           In the event that the Company gives the Holder notice of its intention to effect an offering pursuant to a Piggyback Registration and subsequently declines to proceed with such offering, the Holder shall have no rights in connection with such offering; provided, however, that at the request of the Holder, the Company shall proceed with such offering, subject to the other terms of this Agreement, with respect to the Registrable Securities, which registration shall be deemed to be a Demand Registration for all purposes hereunder.  The Holder shall participate in any offering of Registrable Securities pursuant to a Piggyback Registration in accordance with the same plan of distribution for such Piggyback Registration as the Company or the holder or holders of Common Stock that proposed such Piggyback Registration, as the case may be.

(e)           No registration of Registrable Securities effected pursuant to a request under this Section 5.3 shall be deemed to have been effected pursuant to Section 5.1 and Section 5.2 or shall relieve the Company of its obligations under Section 5.1 or Section 5.2.

Section 5.4    Postponement of Registrations. Notwithstanding anything to the contrary in Section 5.1 or Section 5.2, the Company may postpone the filing or effectiveness of any Demand Registration Statement or Shelf Registration Statement, or suspend the use of any Demand Registration Statement or Shelf Registration Statement, at any time if the Company determines, in its sole discretion, that such action or proposed action (i) would adversely affect or interfere with any proposal or plan by the Company or any of its Affiliates to engage in any material financing or in any material acquisition, merger, consolidation, tender offer, business combination, securities offering or other material transaction or (ii) would require the Company to make an Adverse Disclosure; provided, however, that the Company will not exercise its rights of postponement pursuant to this Section 5.4 for more than 180 days (which need not be consecutive) in any consecutive 12-month period.  The Company shall promptly notify the Holder of any postponement pursuant to this Section 5.4 and the Company agrees that it will terminate any such postponement as promptly as reasonably practicable and will promptly notify the Holder of such termination.  In making any such determination to initiate or terminate a postponement, the Company shall not be required to consult with or obtain the consent of the Holder or any investment manager therefor (including the Trustee), and any such determination shall be in the sole discretion of the Company, and neither the Holder nor any investment manager for the Holder (including the Trustee) shall be responsible or have any liability therefor.

Section 5.5    Holdback Period.

(a)           The Holder agrees, in connection with any underwritten public offering in which the Holder has elected to include Registrable Securities, or which underwritten public offering is being effected by the Company for its own account, not to effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (except as part of such underwritten public offering) during the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the registration statement pursuant to which such underwritten offering shall be made or, in the case of a shelf registration statement, the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the Company’s notice of a distribution in connection with such offering; provided, however, that (i) any applicable period shall terminate on such earlier date as the Company gives notice to the Holder that the Company declines to proceed with any such offering and (ii) the sum of all holdback periods shall not exceed 120 days in any given 12-month period.

(b)           In connection with any underwritten public offering made pursuant to a Registration Statement filed pursuant to Section 5.1 or Section 5.2, the Company will not effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account (other than (x) a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend  reinvestment plan or (y) pursuant to such underwritten offering), during the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the registration statement pursuant to which such underwritten offering shall be made or, in the case of a Shelf Registration Statement, the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the Company’s notice of a distribution in connection with such offering, or, in either case, on such earlier date as the Holder gives notice to the Company that it declines to proceed with any such offering, except (i) for the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for the Common Stock pursuant to the terms of such options, warrants or other securities, (ii) pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for the Common Stock) in effect on the date of the notice of a proposed Transfer, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iii) in connection with Transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course, unless the managing underwriter(s) agree otherwise.  Notwithstanding the foregoing, the provisions of this Section 5.5 shall be subject to the provisions of Section 5.4, and if the Company exercises its rights of postponement pursuant to Section 5.4 with respect to any proposed underwritten public offering, the provisions of this Section 5.5 shall not apply unless and until such time as the Company notifies the Holder of the termination of such postponement and the Holder notifies the Company of its intention to continue with such proposed offering.

Section 5.6    No Inconsistent Agreements.  Nothing herein shall restrict the authority of the Company to grant to any Person the rights to obtain registration under the Securities Act of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities; provided, however, that the Company shall not grant any such rights with respect to the Registrable Securities or securities convertible into or exchangeable or exercisable for Common Stock that conflicts with the rights of the Holder under this Agreement.   The Company shall cause each holder of Common Stock who obtains the right, after the date of the Registration Rights Agreement, to propose a registration giving rise to a Piggyback Registration, if any, to agree not to Transfer any shares of Registrable Securities or securities convertible into or exchangeable or exercisable for the Common Stock, for the applicable period set forth in Section 5.5(a).

Section 5.7    Registration Procedures.

(a)           If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(i)           Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holder or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto, the Company shall furnish or otherwise make available to the Holder, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel (provided that any comments made on behalf of the Holder and the managing underwriter(s), if any, are provided to the Company promptly upon receipt of the documents but in no event later than ten (10) Business Days after receipt of such documents by the Holder), and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (including any Issuer Free Writing Prospectus related thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto with respect to any registration pursuant to Section 5.1 or Section 5.2 to which the Holder’s Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.

(ii)          Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be reasonably requested by the Holder or necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 or Rule 433, as applicable (or any similar provisions then in force) under the Securities Act.

(iii)          Notify the Holder and the managing underwriter(s), if any, promptly (A) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 5.7(a)(xvi) below) cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or Issuer Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)         Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(v)          If requested by the managing underwriter(s), if any, or the Holder, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or the Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(vi)          Furnish or make available to the Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Holder, counsel or managing underwriter(s)), and such other documents, as the Holder or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other Governmental Entity relating to such offering.

(vii)         Deliver to the Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to Section 5.7(b), hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holder and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(viii)       Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Holder, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(ix)          Cooperate with the Holder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving a written representation from the Holder that the Registrable Securities represented by the certificates so delivered by the Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

(x)           Upon the occurrence of any event contemplated by Section 5.7(a)(iii)(B) through Section 5.7(a)(iii)(F), at the request of the Holder, prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement, Prospectus or Issuer Free Writing Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(xi)          Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(xii)         Use its reasonable best efforts to cause the Notes covered by a Registration Statement to be rated with such appropriate rating agencies (unless such Notes are already rated), if so requested in writing by the Holder or the managing underwriter(s), if any.

(xiii)        Use its reasonable best efforts to cause the Notes covered by any Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

(xiv)        So long as the Common Stock is listed on any United States securities exchange or a quotation system, use its best efforts to cause all of the Conversion Shares to be listed on such exchange or quotation system.

(xv)         Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(xvi)        Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holder or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holder and the managing underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the Company in its underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Holder opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsel to the Holder), addressed to the Holder and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions provided by the Company in its underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent registered public accounting firm of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with the Company's underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Article VI hereof with respect to all parties to be indemnified pursuant to said Article except as otherwise agreed by the Holder and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holder, its counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(xvii)      Upon execution of a customary confidentiality agreement, make available for inspection by a Representative of the Holder, the managing underwriter(s), if any, and any attorneys, accountants or other agents or Representatives retained by the Holder or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such Representative, managing underwriter(s), attorney, accountant or Representatives in connection with such Registration Statement.

(xviii)     Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to the Holder, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each of the parties will treat all notices of proposed Transfers and registrations, and all information relating to any blackout periods under Section 5.4 received from the other party with the strictest confidence (and in accordance with the terms of any applicable confidentiality agreement among the Company and the Holder) and will not disseminate such information.  Nothing herein shall be construed to require the Company or any of its Affiliates to make any public disclosure of information at any time.  In the event the Company has notified the Holder of any occurrence of any event contemplated by Section 5.7(a)(iii)(B) through Section 5.7(a)(iii)(F) then the Holder shall not deliver such Prospectus or Issuer Free Writing Prospectus to any purchaser and will forthwith discontinue disposition of any Registrable Securities covered by such Registration Statement, Prospectus or Issuer Free Writing Prospectus unless and until a supplement or post-effective amendment to such Prospectus or Issuer Free Writing Prospectus has been prepared and filed as set forth in Section 5.7(a)(x) or until the Company advises the Holder in writing that the use of such Prospectus or Issuer Free Writing Prospectus may be resumed.

(c)           The Holder shall cooperate with the Company in the preparation and filing of any Registration Statement under the Securities Act pursuant to this Agreement and provide the Company with all information reasonably necessary to complete such preparation as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of the Holder if the Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

Section 5.8   Participation in Public Offering Transfers.

(a)           In the case of an underwritten offering made pursuant to a Registration Statement filed pursuant to Section 5.1 or Section 5.2, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the Holder.  In the case of any underwritten offering registered pursuant to the registration giving rise to the Holder’s rights under Section 5.3, such price, underwriting discount and other financial terms shall be determined by the Company, subject to the right of the Holder to withdraw its request to participate in the registration pursuant to Section 5.3(a).

(b)           The Holder may not participate in any underwritten Transfers hereunder unless it (i) agrees to sell its securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodian agreements and other documents customarily required under the terms of such underwriting arrangements, it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten Transfer, and any such indemnity shall be limited in amount to the net proceeds of such underwritten Transfer actually received by the Holder.

Section 5.9    Cooperation by Management.             The Company shall make available members of the management of the Company and its Affiliates for reasonable assistance in the selling efforts relating to any offering of the Registrable Securities, to the extent customary for such offering (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with prospective investors or underwriters and their counsel and road shows), and for such assistance as is reasonably requested by the Holder and its counsel in the selling efforts relating to any such offering; provided, however, that management need only be made available for (i) one offering in any 12-month period and (ii) an offering that contemplates a sale of at least 20 million Conversion Shares (inclusive of Conversion Shares underlying any principal amount of the Notes included in such offering).

Section 5.10    Registration Expenses and Legal Counsel.  The Company shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article V, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5.7(a)(viii)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holder), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any “road show”, (vi) fees and disbursements of all independent registered public accounting firms (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to this Agreement) and any other persons, including special experts, retained by the Company and (vii) fees up to $250,000 and reasonable disbursements of one legal counsel for the Holder in connection with each registration of Registrable Securities or sale of Registrable Securities under the Shelf Registration Statement, provided that a registration or sale either is effected or is postponed pursuant to Section 5.4.  For the avoidance of doubt, the Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any Registration Statement, or any other expenses of the Holder.  In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

Section 5.11    Rules 144 and 144A and Regulation S.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take any such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE VI
INDEMNIFICATION

Section 6.1    Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Holder, the trustee of the Holder, the investment manager or managers acting on behalf of the Holder with respect to the Registrable Securities, Persons, if any, who Control any of them, and each of their respective Representatives (each an “Indemnitee”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (“Losses”) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement described herein or any related Prospectus or Issuer Free Writing Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the Prospectus, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are caused by any such untrue statement or omission included or omitted in conformity with information furnished to the Company in writing by such Indemnitee or any Person acting on behalf of such Indemnitee expressly for use therein; provided, however, that the foregoing indemnity agreement shall not inure to the benefit of such Indemnitee if the Company shall have complied with its obligation to furnish copies of the Prospectus and any Issuer Free Writing Prospectus in accordance with Section 5.7(a)(vii) and such Indemnitee, or any underwriter, broker or dealer selected by it, shall have failed to comply with its obligations under Section 5.7(b) to discontinue use of a Prospectus or Issuer Free Writing Prospectus in accordance therewith. This indemnity shall be in addition to any liability the Company may otherwise have under this Agreement or otherwise.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any indemnified party and shall survive the transfer of Registrable Securities by the Holder.

Section 6.2    Indemnification by the Holder.  The Holder agrees, to the fullest extent permitted under applicable law, and each underwriter selected shall agree, severally and not jointly, to indemnify and hold harmless each of the Company, its directors, officers, employees and agents, and each Person, if any, who Controls the Company, to the same extent as the foregoing indemnity from the Company, but only with respect to Losses arising out of or caused by an untrue statement or omission included or omitted in conformity with information furnished in writing by or on behalf of the Holder or such underwriter, as the case may be, expressly for use in any Registration Statement described herein or any related Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or caused by the failure of the Holder, or each underwriter, broker or dealer selected by the Holder, to comply with its obligations under Section 5.7(b) to discontinue use of a Prospectus or Issuer Free Writing Prospectus in accordance therewith. No claim against the assets of the Holder shall be created by this Section 6.2, except as and to the extent permitted by applicable law.  Notwithstanding the foregoing, the Holder shall not be liable to the Company or any such Person for any amount in excess of the net amount received by the Holder from the sale of Registrable Securities in the offering giving rise to such liability.

Section 6.3    Indemnification Procedures.

(a)           In case any claim is asserted or any proceeding (including any governmental investigation) shall be instituted where indemnity may be sought by an Indemnitee pursuant to any of the preceding paragraphs of this Article VI, such Indemnitee shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnitor”); provided, however, that the omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which it may have to such Indemnitee except to the extent that the Indemnitor was prejudiced by such failure to notify.  The Indemnitor, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent (subject to the following sentences of this Section 6.3(a)) the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Indemnitor and the Indemnitee shall have mutually agreed to the retention of such counsel, (ii) the Indemnitor fails to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or legal defenses between them and, in all such cases, the Indemnitor shall only be responsible for the reasonable fees and expenses of such counsel.  It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnitees not having actual or potential differing interests or legal defenses among them, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such firm for the VEBA or any Control Person of the VEBA, such firm shall be designated in writing by the named fiduciary (as determined in accordance with Section 402(a) of ERISA).  The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent.

(b)           If the indemnification provided for in this Article VI is unavailable to an Indemnitee in respect of any Losses referred to herein, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee and Persons acting on behalf of or Controlling the Indemnitor or the Indemnitee in connection with the statements or omissions or violations which resulted in such Losses, as well as any other relevant equitable considerations.  If the indemnification described in Section 6.1 or Section 6.2 is unavailable to an Indemnitee, the relative fault of the Company, the Holder and Persons acting on behalf of or Controlling the Company or the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Holder or by Persons acting on behalf of the Company or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Indemnitor shall not be required to contribute pursuant to this Section 6.3(b) if there has been a settlement of any proceeding affected without its written consent.  No claim against the assets of the Holder shall be created by this Section 6.3(b), except as and to the extent permitted by applicable law.  Notwithstanding the foregoing, the Holder shall not be required to make a contribution in excess of the net amount received by the Holder from the sale of Registrable Securities in the offering giving rise to such liability.

Section 6.4    Survival.  The indemnification contained in this Article VI shall remain operative and in full force and effect regardless of any termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.1    Binding Effect; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors and permitted assigns.  The rights or obligations under this Agreement may be assigned only (i) as contemplated by Section 3.4, (ii) in connection with a Transfer of Registrable Securities by the Initial Holder to the VEBA or the trustee thereof, as appropriate, pursuant to the Settlement Agreement, or (iii) in connection with a sale by the Initial Holder or the VEBA or the trustee thereof, as appropriate, of the Registerable Securities in a Negotiated Transaction in which the purchaser/transferee executes an assignment and assumption agreement reasonably satisfactory to the Company pursuant to which such purchaser agrees to assume the transferor's obligations set forth in Sections 2.1, 2.2 (a), (c), (d), (e), (f), and (h), 2.3, 5.1, 5.2, 5.5, 5.7(b), 5.7(c), and 6.2 and Articles III and IV of this Agreement.  Except as described in the immediately preceding sentence, none of the rights or obligations under this Agreement shall be assigned without the consent of the other parties hereto.

Section 7.2    Adjustments; Restatement of Agreement.  In the event of any stock dividend or distribution, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof with respect to the Registrable Securities or similar transactions affecting the Registrable Securities, all references herein to any designation of securities and to any specific number of shares or Registrable Securities shall be appropriately adjusted to give full effect thereto. Further, in the event of any of the foregoing transactions, the Company shall be entitled, without the consent of any other party hereto, to restate this Agreement in its entirety to reflect such adjustments, and the Company and the Holder hereby agree to execute any such restatement of this Agreement.

Section 7.3    Termination.  All rights, restrictions and obligations of the parties hereto shall terminate and this Agreement shall have no further force and effect upon the date the Holder reduces its aggregate ownership of the Registrable Securities such that the Conversion Shares held by the Holder represent less than 2% of the aggregate number of shares of Common Stock then outstanding (it being understood that, for purposes of this Section 7.3, all Conversion Shares issuable upon conversion of the outstanding principal amount of the Notes held by the Holder shall be deemed to be outstanding and held by the Holder); provided, that (i) all rights and obligations under Section 5.1 through Section 5.8 and Section 5.10, if they have not previously terminated, shall terminate on the date when the Holder is able to sell all the Registrable Securities immediately without restriction pursuant to Rule 144 and (ii) all rights and obligations under Article VI and Article VII shall continue in perpetuity.

Section 7.4    Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by the Company and the Holder.  Any obligation of, or restriction applicable to, the Holder hereunder may be waived by a writing signed by the Company.  Any obligation of, or restriction applicable to, the Company hereunder may be waived by a writing signed by the Holder.

Section 7.5              Attorneys’ Fees».  In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 7.6             Notices».  All notices and other communications provided for or permitted hereunder shall be in writing and, except as specified herein, shall be made by hand delivery, by registered or certified first-class mail, return receipt requested, overnight courier or facsimile transmission:

(i)           If to the Company:

Ford Motor Company
One American Road
Dearborn, Michigan 48126
Attention:    Treasurer
Telephone:   (313) 845-5575
Facsimile:      (212) 418-3695

with a copy to:

Ford Motor Company
One American Road
Dearborn, Michigan 48126
Attention:    Secretary
Telephone:   (313) 323-2130
Facsimile:      (313) 248-8713

(ii)           If to the Holder:

Ford-UAW Holdings LLC
15041 Commerce Drive South
Rotunda Court #4
Dearborn, MI  48120
Attention:  Director – Employee Benefits Finance
Telephone:   (313) 253-7409
Facsimile:      (313) 248-4425

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza

New York, New York 10006
Attention:    Richard S. Lincer, Esq./David I. Gottlieb, Esq.
Telephone:   (212) 225-2000
Facsimile:      (212) 225-3999

All notices and communications shall be deemed to have been duly given and received: when delivered by hand, if hand delivered; the fifth Business Day after being deposited in the mail, registered or certified, return receipt requested, first class postage prepaid, or earlier Business Day actually received, if mailed; the first Business Day after being deposited with an overnight courier, postage prepaid, if by overnight courier; upon oral confirmation of receipt, if by facsimile transmission.  Each party agrees promptly to confirm receipt of all notices.

Section 7.7    No Third Party Beneficiaries.  This Agreement shall be for the sole and exclusive benefit of (i) the Company and its successors and permitted assigns, (ii) the Holder, the trustee of the Holder (following an assignment hereof from the Initial Holder to the VEBA) and any other investment manager or managers acting on behalf of the Holder with respect to the Registrable Securities and their respective successors and permitted assigns and (iii) each of the Persons entitled to indemnification under Article VI hereof.  Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

Section 7.8    Cooperation.  Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

Section 7.9    Counterparts.  This Agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party.  Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

Section 7.10    Remedies.

(a)           Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any state court sitting in the State of New York enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event such court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.11    GOVERNING LAW; FORUM SELECTION.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 7.12    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

Section 7.13    Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.14    Acknowledgments.  The Holder agrees that it will obtain written acknowledgments, and provide a copy of such acknowledgments to the Company, from each of its underwriters, brokers, dealers and investment managers with respect to the Registrable Securities and from the valuation advisers of the trustee of the Holder (following an assignment hereof from the Initial Holder to the VEBA), confirming that such entity has received and reviewed this Agreement and will comply with the terms of this Agreement applicable to it.

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IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Securityholder and Registration Rights Agreement on the date first above written

FORD MOTOR COMPANY

By:
Name:
Title:

FORD-UAW HOLDINGS LLC

By:
Name:
Title:

Signature Page to Securityholder and Registration Rights Agreement